Exhibit 99.1

         GFK ARBOR LLC SIGNS EXCLUSIVE AGREEMENT WITH GREENFIELD ONLINE
                          FOR INTERNET SURVEY RESEARCH

    WILTON, Conn., Jan. 19 /PRNewswire-FirstCall/ -- Greenfield Online, Inc. (Nasdaq: SRVY), a leading provider of Internet survey solutions to marketing research and consulting companies, today reported that GfK ARBOR, LLC (GfK ARBOR) has signed a new agreement appointing Greenfield Online as their exclusive supplier of full service Internet survey research services and sample research data, subject to certain limited exceptions. The companies have worked together since 2002.

    The agreement with GfK ARBOR has an initial term ending on December 31, 2005 and it will automatically renew for successive one-year periods unless cancelled by either party prior to the expiration of each term. During the term, Greenfield Online will provide GfK ARBOR with Internet-based survey services, which include the programming and hosting of surveys, as well as survey respondents for sample research from its panel of 3.4 million survey takers. Greenfield Online will also provide marketing support services to GfK ARBOR to further enhance service to their clients.

    "Greenfield Online has consistently delivered high-quality, rapid turnaround survey research results, enabling us to provide our clients with timely insights to support critical business decisions," stated John Wittenbraker, Ph.D., President and Managing Director of GfK ARBOR. "We look forward to continuing our mutually beneficial relationship."

    "We are very pleased GfK ARBOR has committed to extend its exclusive relationship with Greenfield Online," stated Dean Wiltse, Greenfield Online's president and chief executive officer. "Our clients know that reliance on the Internet and the Greenfield Online panel can improve the way they collect opinions to support their research requirements, resulting in greater efficiency and lower cost. The renewal of this long standing relationship confirms Greenfield Online's ability to consistently deliver innovative survey solutions that meet our clients needs and produce high quality data results."

    About GfK ARBOR

    As a trusted marketing research and consulting partner, GfK ARBOR has served domestic and international clients in industry and government since 1963 and provides clients with both proprietary brand management tracking research and product and service optimization systems. GfK ARBOR assists clients in growing their brands by understanding, building and managing brand equities and maximizing value through gaining consumer insights and utilizing sophisticated modeling technologies. For more information go to http://www.gfkarbor.com

    About Greenfield Online

    Greenfield Online, headquartered in Wilton, CT, is a leading independent provider of Internet survey solutions to the global marketing research industry. The company has built and actively manages the Greenfield Online panel, a 100% double opt-in Internet-based panel of over 3.4 million individuals residing in households containing an estimated 8.8 million people. This proprietary panel allows Greenfield to supply its clients with diverse, demographically representative survey research data. For more information visit http://www.Greenfield.com.

     Company Contact:
     Cynthia Brockhoff
     Vice President - Investor Relations
     Greenfield Online

     Ph: (203)-846-5772
     Cbrockhoff@Greenfield.com

     Agency Contact:
     Martha Griffin
     Austin Lawrence Group
     Ph: (203)-391-3025
     mg@austinlawrence.com

    Safe Harbor Statement

    Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, predictions and guidance relating to the Company's relationship with GfK-ARBOR future financial performance and market share expansion, clients, sales bookings, bid volume, backlog, and Internet penetration of the global market research industry. In some cases, you can identify forward-looking statements by terminology such as, "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", "continue", or the negative of these terms or other comparable terminology. The forward-looking statements contained herein are based on the Company's current expectations but they involve a number of risks and, uncertainties and do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed by the Company after the date of this release. Our actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, risks related to our ability to maintain the size and demographic composition of the Greenfield Online panel, our panelists' responsiveness to our surveys, our reliance of our largest customers, our ability to compete with marketing research firms and other potential competitors, our ability to manage our growth and international expansion, our online business model, demand for our products and services, the strength of our brand and other risks detailed in our filings with the Securities and Exchange Commission available at www.sec.gov, including the final Prospectus relating to our recently completed public offering filed on December 6, 2004. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

SOURCE  Greenfield Online, Inc.
    -0-                             01/19/2005
    /CONTACT: Cynthia Brockhoff, Vice President - Investor Relations, of Greenfield Online, +1-203-846-5772, or Cbrockhoff@Greenfield.com; or Martha Griffin of Austin Lawrence Group, +1-203-391-3025, or mg@austinlawrence.com, for Greenfield Online /
    /Web site:  http://www.greenfield.com
                http://www.gfkarbor.com /
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